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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    ________





                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 1, 1998


                           CITYSCAPE FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)


          DELAWARE                0-27314                11-2994671
 State or Other Jurisdiction   Commission File  (IRS Employer Identification
      of Incorporation             Number                   No.)


       565 Taxter Road, Elmsford, New York                 10523-2300
     (Address of Principal Executive Offices)               Zip Code



Registrant's telephone number, including area code: (914) 592-6677



                        ________________________________
                         Former name or former address,
                         if changed since last report




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Item 2.   Disposition of Assets.

     (a) On May 1, 1998, Cityscape Financial Corp. (the "Company") announced that, pursuant to an Agreement for the Sale and Purchase of the Business of City Mortgage Corporation Limited ("CSC-UK") and its Subsidiaries and the
Entire Issued Share Capital of City Mortgage Receivables 7 Plc, dated March 31, 1998 (the "UK Sale Agreement"), the Company has completed the sale to Ocwen Financial Corporation ("Ocwen") and Ocwen Asset Investment Corp. ("Ocwen
Asset") of substantially all of the assets, and certain liabilities, of the UK operations of CSC-UK, the Company's indirect wholly-owned subsidiary (the "UK Sale"). The UK Sale includes the acquisition by Ocwen of CSC-UK's whole loan portfolio and loan origination and servicing businesses for a price of (pound sterling)249.6 million, the acquisition by Ocwen Asset of CSC-UK's securitized loan residuals for a price of (pound sterling)33.7 million and the assumption by Ocwen of (pound sterling)7.2 million of CSC-UK's liabilities. The price paid by Ocwen is subject to adjustment to account for the actual balances on the closing date of the loan portfolio and the assumed liabilities. As a result of the sale, the Company received net proceeds of approximately $102 million, less costs of approximately $16 million related to the disposal of UK discontinued operations.

     (b)  Not applicable.

Item 5.   Other Events.

          On May 1, 1998, the Company issued a press release which has been filed with this Form 8-K as Exhibit 99.1 and is hereby incorporated by reference.

          Following the issuance of the press release, the Company was informed by The Nasdaq Stock Market, Inc. that the Company's Common Stock would be delisted from the Nasdaq SmallCap Market effective with the close of business on May 1, 1998 and that the Company does not meet the criteria necessary for immediate eligibility for quotation on the OTC Bulletin Board. As a result of this delisting, it is likely that the liquidity of the Company's Common Stock will be materially impaired which is likely to materially and adversely affect the price of the Common Stock.

Item 7.   Financial Statements, Pro Forma Financial
               Information and Exhibits.

               (c)  Exhibits

                    99.1      Press Release, dated May 1, 1998
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                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CITYSCAPE FINANCIAL CORP.
                                            (Registrant)

                                            By: /s/ Tim S. Ledwick
                                                -----------------------------
                                                Name:  Tim S. Ledwick
                                                Title: Vice President and
                                                       Chief Financial Officer

Dated:  May 1, 1998
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                               INDEX TO EXHIBITS

Exhibits          Decription                                            Page

99.1              Press Release, dated May 1, 1998